As filed with the Securities Exchange Commission on January 20, 2017

Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WINNEBAGO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Iowa	42-0802678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 152, Forest City, Iowa	50436
(Address of principal executive offices)	(Zip Code)

(641) 585-3535
(Registrant's telephone number, including area code)

Scott C. Folkers, Esq.
Vice President, General Counsel and Secretary
Winnebago Industries, Inc.
P.O. Box 152
Forest City, Iowa 50436
(641) 585-6809

(Name, Address, including Zip Code and Telephone Number, including Area Code of Agent for Service)

Copies of Communications To:

Jonathan B. Levy, Esq.
Lindquist & Vennum LLP
2000 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402
(612) 371-3211

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐        Accelerated filer ☒
Non-accelerated filer ☐         (Do not check if a smaller reporting company)    Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $.50 per share	4,586,555	$32.30	$148,145,727	$17,170.09

1.	This registration statement registers 4,586,555 shares of common stock that may be sold by the Selling Shareholders named in the prospectus that forms a part of this registration statement.

2.
The registrant has estimated the proposed maximum aggregate offering price pursuant to Rule 457(c) under the Securities Act of 1933 as amended. The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low prices for shares of the registrant’s common stock as reported on the New York Stock Exchange on January 18, 2017.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Under the terms of a registration rights agreement (Registration Rights Agreement) by and among Winnebago Industries, Inc. (the “Company” “We” or “Us”), Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisers Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE III-B GD RV Holdings, L.P., Donald Clark, Ronald Fenech and William Fenech (collectively the “Selling Shareholders”), we are obligated to file with the Securities Exchange Commission (the “SEC”), one or more registration statements to register the sale of 4,586,555 shares of our common stock that we issued on November 8, 2016 to the Selling Shareholders in connection with our acquisition of Grand Design RV, LLC ("Grand Design") from the Selling Shareholders pursuant to the terms of a Securities Purchase Agreement dated as of October 2, 2016. This registration statement on Form S-3 is being filed pursuant to the Registration Rights Agreement. Under the Registration Rights Agreement, we must use our reasonable best efforts to seek effectiveness of this Form S-3 Registration Statement and keep it continuously effective until the earlier of: (i) the date the shares of our common stock issued to the Selling Shareholders have been sold; and (ii) the date that is three years from the date that this S-3 becomes effective.

SUBJECT TO COMPLETION, DATED January 20, 2017

The information in this prospectus is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PROSPECTUS

WINNEBAGO INDUSTRIES, INC.
P.O. Box 152
Forest City Iowa, 50436
(641) 585-3535

4,586,555 COMMON STOCK, $0.50 PAR VALUE PER SHARE
________________________

This prospectus relates to the sale by the Selling Shareholders identified in this prospectus, including their transferees, pledgees, donees, or successors in interest, of up to 4,586,555 shares of our common stock, par value $.50 per share.

We are registering these securities on behalf of the Selling Shareholders, to be offered, and sold by them, from time to time. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the common stock offered by this prospectus. It is anticipated that the Selling Shareholders will sell their shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (See “Plan of Distribution” beginning on Page 9 of this prospectus). However, our registration of the shares of common stock covered by this prospectus does not mean that the Selling Shareholders will sell any of their shares of common stock.

All expenses of registration incurred with this offering are being borne by us.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock trades on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “WGO.” On January 19, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $31.45 per share.

Prior to making a decision about investing in our shares of common stock, you should consider carefully the risk factors beginning on page 2 of this prospectus, in any prospectus supplement and those in our most recently filed Annual Report on Form 10-K and in other filings we may make from time to time with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, utilizing a “shelf” registration process.  Under this shelf registration process, the Selling Shareholders may sell shares of our common stock from time to time, in one or more offerings. To the extent that we file prospectus supplements, such prospectus supplements may add, update, or change information contained in this prospectus to the extent permitted by the Securities Act. You should read both this prospectus, including the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION,” as well as any prospectus supplement if applicable.

We and the Selling Shareholders have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. The Selling Shareholders are offering to sell, and seeking offers to buy, securities only in jurisdictions in which offers and sales are permitted.  The information contained in this prospectus and in any accompanying prospectus supplement is accurate only as of the date of their covers, regardless of the time of delivery of this prospectus or any prospectus supplement or of any sale of our securities.

Unless otherwise indicated or the context requires otherwise, all references to the “Company,” “we,” “our” and “us” are used interchangeably to refer to Winnebago Industries, Inc., an Iowa corporation and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein, include and incorporate forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipates,” “believes,” “could,” “confident,” “estimates,” “expects,” “forecasts,” “hopes,” “intends,” “likely,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and variations of such words and similar expressions are intended to identify forward-looking statements.

Actual results or events could differ materially from the forward-looking statements we make.  Factors that could cause actual results to differ materially include, but are not limited to, increases in interest rates, availability of credit, low consumer confidence, availability of labor, significant increase in repurchase obligations, inadequate liquidity or capital resources, availability and price of fuel, a slowdown in the economy, increased material and component costs, availability of chassis and other key component parts, sales order cancellations, slower than anticipated sales of new or existing products, new product introductions by competitors, the effect of global tensions, integration of operations relating to mergers and acquisitions activities, business interruptions, any unexpected expenses related to ERP and strategic sourcing projects, risks related the integration of Grand Design into our business, risks related to our incurrence of debt and compliance with loan covenants in our credit facilities, the factors discussed under “Item 1A.  Risk Factors”, “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the fiscal year ended August 27, 2016 and any updates in subsequent reports filed with the SEC.  We also will include or incorporate by reference in each prospectus supplement, if any, important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.  Should one or more known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated, projected or implied by these forward-looking statements.  You should consider these factors and the other cautionary statements made in this prospectus, any prospectus supplement or the documents we incorporate by reference in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference.  While we may elect to update forward-looking statements wherever they appear in this prospectus, any prospectus supplement or the documents incorporated by reference, we do not assume, and specifically disclaim, any obligation to do so, whether as a result of new information, future events or otherwise.  Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.
THE COMPANY

Winnebago Industries, Inc., headquartered in Forest City, Iowa, is a leading United States manufacturer of motor homes which are self-contained recreation vehicles (RV) used primarily in leisure travel and outdoor recreation activities. We build and sell motor homes, travel trailers, fifth wheel products and toy haulers through independent dealers under the Winnebago, Itasca, ERA and Grand Design brand names.

On November 8, 2016 we acquired Grand Design an Indiana limited liability company, pursuant to the terms of a Securities Purchase Agreement (Purchase Agreement) by and among Winnebago, Grand Design, Octavius Corporation, our wholly-owned subsidiary, Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE VIII-B GD RV Holdings, L.P., RDB III, Inc., and each of the shareholders of RDB III, Inc., Donald Clark, Ronald Fenech and William

Fenech. Each of Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE VIII-B GD RV Holdings, L.P., Donald Clark, Ronald Fenech and William Fenech are identified and collectively referred to in this prospectus as the “Selling Shareholders.” This prospectus relates to the resale of 4,586,555 shares of our common stock issued to the Selling Shareholders as part of our acquisition of Grand Design. Pursuant to a registration rights agreement described below, we agreed to register these shares for resale.

We were incorporated under the laws of the state of Iowa on February 12, 1958, and adopted our present name on February 28, 1961. Our executive offices are located at 605 West Crystal Lake Road in Forest City, Iowa. Our telephone number is (641) 585-3535.

Our web site (www.winnebagoind.com) provides additional information about us. On our web site, you can obtain, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all of our other filings with the SEC. Our recent press releases are also available on our web site. Our web site also contains important information regarding our corporate governance practices. Information contained on our web site is not incorporated into this prospectus or any applicable prospectus supplement.
RISK FACTORS

An investment in our shares of common stock involves risk. Prior to making a decision about investing in our shares of common stock, you should carefully consider any risk factors described below, the risk factors contained in any prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any updates in subsequent reports filed with the SEC, together with all of the information appearing in this prospectus or incorporated in this prospectus by reference and any prospectus supplement and other filings we may make from time to time with the SEC. Such factors could affect actual results and cause results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also affect our business operations.

The market price of our common stock can be volatile and may decline substantially.

Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Our stock price can fluctuate significantly and may decline in response to a variety of factors, including:

•	actual or anticipated variations in quarterly results of operations;

•	developments in our business or the RV industry generally;

•	recommendations by securities analysts;

•	the availability of wholesale and retail credit to finance the purchase of RVs;

•	overall consumer confidence levels;

•	perceptions in the marketplace regarding us or our competitors;

•	new models or services offered by competitors; and

•	significant acquisitions or business combinations, strategic partnerships, joint venture or capital commitments by or involving us, our competitors or our suppliers.

General market fluctuations, general economic and political conditions and events, such as economic slowdowns or interest rate changes, could also cause our stock price to decrease regardless of operating results. Stock markets in general and our common stock in particular have experienced significant volatility over the past two years, and continue to experience significant price and volume volatility. As a result, the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or prospects.

We have authorization to issue shares of preferred stock with greater rights than our common stock.

Although we have no current plans, arrangements, understandings or agreements to do so, our articles of incorporation authorize the board of directors to issue one or more series of preferred stock and set the terms of the stock without seeking approval from holders of our common stock. Preferred stock that is issued may have preferential rights over the common stock, in terms of dividends, liquidation rights and voting rights.

Future issuances of common stock and exercises of options could result in dilution and depress the price of our common stock.

We may seek to raise capital from the equity markets by selling common stock at discounted prices to the current trading price, or we may issue common stock as consideration for acquisitions or other business initiatives, each of which could result in dilution to existing shareholders. An effective shelf registration statement originally filed in April 2016 allows us to sell up to $35 million of common stock. We may increase the size of that shelf registration in the future, and we may take down shares of common stock for sale. In addition, from time to time, we issue restricted stock and deferred stock units settled in our common stock and options to purchase our common stock to employees and directors as part of their compensation and as incentives. Vesting of restricted stock and stock units and the exercises of options could result in dilution to existing shareholders.

In Fiscal 2015 we began paying quarterly common stock dividends again, but we cannot assure you that we will pay dividends in the future.

In fiscal year 2015, our board of directors announced the reinstatement of a quarterly common stock dividend of $.09 per share and increased the dividend to $0.10 in fiscal 2016. The board had previously determined to suspend dividend payment from 2008 to 2015 to conserve capital and maintain liquidity. The fact that we began paying quarterly dividends again is no guarantee that we will continue to pay quarterly dividends. Any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, our compliance with affirmative and negative covenants in our credit agreements, our earnings and financial condition and such other factors as our board of directors may deem relevant from time to time.

Our compliance with the terms of our credit facilities may have an impact on our business and the market price of our common stock.

In connection with our acquisition of Grand Design we entered into a seven-year $300 million term loan and five-year $125 million asset-based lending facility. Under these credit facilities we are subject to various affirmative and negative covenants that could restrict us from paying dividends, making acquisitions and other activities that could adversely affect our business plans. Failure to comply with the affirmative and negative covenants in the credit facilities could result in an event of default if our business slows or the RV industry or general economic conditions deteriorate, and that could materially adversely affect our financial condition and results of operation.

Anti-takeover provisions in our articles of incorporation and by-laws, as well as Iowa law, may have an anti-takeover effect.

Provisions of our articles of incorporation, by-laws and the Iowa Business Corporation Act, or “Iowa law,” could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial by our shareholders. The combination of these provisions effectively inhibits a non-negotiated merger or other business combination, which, in turn, could adversely affect the market price of our common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or our market, or if analysts change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If any of the analysts who may cover us change their recommendation regarding our stock adversely or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.
USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Shareholders under this prospectus. The Selling Shareholders will pay any underwriting discounts and commissions in connection with offerings by the Selling Shareholders. We will bear all other costs, fees, and expenses incurred in effecting the registration of the common stock covered by this prospectus, including, but not limited to, all registration and filing fees and fees and expenses of our counsel and accountants.

DETERMINATION OF OFFERING PRICE

Each sale may be made at market price or related to the market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale. The offering price of the shares from time to time will be determined by the Selling Shareholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.
SELLING SHAREHOLDERS

Material Relationships with Selling Shareholders

This prospectus covers the resale from time to time by the Selling Shareholders identified in the table below of up to 4,586,555 shares of our common stock that were previously issued to the Selling Shareholders in connection with our acquisition of Grand Design on November 8, 2016. We are registering the shares of common stock pursuant to the terms of the

Registration Rights Agreement among us and the Selling Shareholders in order to permit the Selling Shareholders identified in the table below to offer the shares of common stock for resale from time to time in accordance with the registration rights covenants set forth in the Registration Rights Agreement described below.

The Selling Shareholders acquired the shares of common stock from us in a transaction exempt under the registration provisions of the Securities Act. Accordingly, the shares of common stock may not be reoffered or resold in the United States absent registration or pursuant to an applicable exemption from registration.

In connection with our acquisition of Grand Design from the Selling Shareholders, we have entered into a number of agreements and covenants with the Selling Shareholders that are described below.

Registration Rights Agreement

Under the terms of the registration rights agreement (the “Registration Rights Agreement”) by and among us and the Selling Shareholders, we are obligated, subject to certain conditions, to file with the SEC, one or more registration statements to register the sale of 4,586,555 shares of our common stock that we issued on November 8, 2016 to the Selling Shareholders in connection with our acquisition of Grand Design from the Selling Shareholders pursuant to the terms of a Securities Purchase Agreement dated as of October 2, 2016. This prospectus is a part of the registration statement on Form S-3 that we have filed to satisfy this obligation under the Registration Rights Agreement. We must use our reasonable best efforts to seek effectiveness of the Registration Statement and keep it continuously effective until the earlier of: (i) the date the shares of our common stock issued to the Selling Shareholders have been sold; and (ii) the date that is three years from the date that the Form S-3 Registration Statement, of which this prospectus is a part, becomes effective. Under the Registration Rights Agreement, we have agreed to customary indemnity obligations under which we are required to indemnify the Selling Shareholders and their affiliates from and against any and all losses arising from any untrue statement of a material fact contained in this registration statement, of which this prospectus forms a part, except for statements provided to us in writing from the Selling Shareholders specifically for inclusion in this registration statement.

The Selling Shareholders have also agreed to indemnify us severally and individually for losses arising from any untrue statement of material fact based on information provided to us expressly for inclusion in the registration statement of which this prospectus is a part, but the liability of each Selling Shareholder is limited to amount of net proceeds received from such Selling Shareholder from the sale of securities under this registration statement.

Standstill Agreement with Summit Selling Shareholders

Pursuant to the terms of a Standstill Agreement dated as of October 2, 2016 which took effect as of the closing of our acquisition of Grand Design on November 8, 2016, the following Selling Shareholders: Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Entrepreneur Advisors Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., and SP GE VIII-B GDRV Holdings, L.P. (collectively the “Summit Selling Shareholders”) have agreed to certain standstill covenants described below that last from the closing of our Grand Design acquisition on November 8, 2016 until the earlier of the first anniversary of the closing, or the date that these Selling Shareholders including their affiliates own less than 5% of our common stock. During the standstill period the Summit Selling Shareholders and their affiliates cannot:

•
(i) nominate any person for election at any meeting of our shareholders or make a request of any of our directors to resign or ask us to seek the resignation of any of our directors, (ii) submit any proposal for consideration at, or bring any other business before any meeting of our shareholders, directly or indirectly, or (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to any meeting of our shareholders, directly or indirectly;

•
form, join in or in any other way participate in a “group” with respect to our common stock (other than as members of the Summit Selling Shareholders) or deposit any shares of our common stock in a voting trust or similar arrangement or subject any shares of our common stock to any voting agreement or pooling arrangement with any person other than other members of the Summit Selling Shareholders and their respective direct and indirect general partners and managing members;

•
solicit proxies or written consents of shareholders, or otherwise conduct any nonbinding referendum with respect to any shares of our common stock, or make, or in any way participate in, any solicitation of any proxy to vote, or advise, encourage or influence any person (except other members of the Summit Selling Shareholders and their respective direct and indirect general partners, managing members and registered investment advisers) with respect to voting, any shares of our common stock with respect to any matter, or become a participant in any solicitation, including any contested solicitation for the election to our board of directors;

•
seek to call, or to request the call of, a special meeting of our shareholders, or seek to make, or make, a shareholder proposal at any meeting of our shareholders or make a request for a list of our shareholders (or otherwise induce or encourage any other person to initiate such proposal or request) or otherwise acting alone, or in concert with others, seek to control or influence or change our management, our board of directors, our governance or our policies;

•
effect or seek to effect (including, without limitation, by entering into any discussions, negotiations, agreements or understandings with any person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way instigate, support, encourage, assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in (i) any acquisition of any material assets or businesses of us or any of our subsidiaries, (ii) any tender offer or exchange offer, merger, acquisition or other business combination involving us or any of our subsidiaries, or (iii) any recapitalization, change in capital structure, dividend or distribution, sale or transfer of assets or securities, restructuring, liquidation, dissolution or other extraordinary transaction with respect to our capital structure or any of our subsidiaries; provided that the Summit Selling Shareholders may vote at any meeting of our shareholders, and may participate as our shareholder on the same basis as other shareholders, in a transaction described in clauses (i), (ii) or (iii) approved by or recommended by our board of directors;

•
publicly disclose, or cause or facilitate the public disclosure (including without limitation the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of any intent, purpose, plan or proposal to obtain any waiver, or consent under, or any amendment of, any of the provisions of the Standstill Agreement, or otherwise seek in any manner that would require us or any of our affiliates to make a public disclosure to obtain any waiver, consent under, or any amendment of, any provision of the Standstill Agreement;

•
advise, encourage, support or influence any person (except other members of the Summit Selling Shareholders and their respective direct and indirect general partners, managing members and registered investment advisers) with respect to any of the foregoing;

•
enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other person for the purpose of engaging, or offering or proposing to engage, in any of the foregoing; or

•	take or cause or induce any other person to take any action inconsistent with any of the foregoing.

The Standstill Agreement does not limit the ability of any member of the Summit Selling Shareholders or any of their affiliates to purchase debt or equity securities directly from us (or the underwriters or placement agents thereof) or to participate in the syndication of debt or equity securities.

The standstill covenants described above cease to be in effect if: (i) any person or group acquires more than 50% of our outstanding voting equity securities or all or substantially all of our assets; or (ii) if we are subject to a voluntary proceeding or, if not dismissed within 30 days of filing, involuntary proceeding for bankruptcy, insolvency, reorganization or liquidation and dissolution.

Standstill Agreement with RDB Selling Shareholders

Also on October 2, 2016, we entered into a similar Standstill Agreement which took effect as of the closing of our acquisition of Grand Design on November 8, 2016 with the Selling Shareholders, namely Donald Clark, Ronald Fenech and William Fenech (collectively the “RDB Selling Shareholders”). The Standstill Agreement with the RDB Selling Shareholders has the same duration and contains substantially similar standstill covenants to the Standstill Agreement with the Summit Selling Shareholders.

Lock-up Letter Agreement with RDB Selling Shareholders

On October 2, 2016 we entered into a Lock-up Letter Agreement with the RDB Selling Shareholders that became effective on November 8, 2016 with the closing of our acquisition of Grand Design. The Lock-up Letter Agreement prohibits each of the RDB Selling Shareholders from transferring the 2,293,278 shares of common stock that we issued to the RDB Selling Shareholders in connection with the acquisition of Grand Design until November 8, 2017, including prohibiting the sale of the shares of common stock covered by this Prospectus after that date. The Lock-up Letter Agreement permits the RDB Selling Shareholders to transfer shares of common stock with our consent or pursuant to gifts, or trust and estate planning transfers subject to any transferee agreeing to the terms of the Lock-up Letter Agreement. We did not enter into a similar Lock-Up Letter Agreement with the Summit Selling Shareholders.

Lease Arrangements between Winnebago and Three Oaks, LLC, an affiliate of the RDB Selling Shareholders

As part of our acquisition of Grand Design, we acquired leases to two properties which hold Grand Design’s current principal facilities, and facilities under construction for expansion. The lessor under these leases is an Indiana limited liability company, Three Oaks, LLC, owned by the RDB Selling Shareholders, Ronald Fenech, Donald Clark and William Fenech. Under one of the leases, Grand Design pays Three Oaks, LLC $900,000 in annual rent until December 31, 2022, and $2.0 million per year in rent thereafter. This lease terminates December 31, 2024, subject to our right to extend for five additional five-year terms. Under a second lease for facilities under construction for expansion, one building has been completed and is occupied and rent is currently $500,000 per year until the completion and occupancy of the second building, at which point the annual rent will increase to $900,000. This lease also terminates December 31, 2024, subject to our right to extend for five additional five-year terms. Mr. Clark has agreed that as long as he is an employee of Grand Design he has relinquished his voting rights in Three Oaks, LLC while retaining all other economic rights in Three Oaks, LLC.

Employment and Consulting Agreements with Donald Clark, Ronald and William Fenech

As part of our acquisition of Grand Design, we entered into an employment agreement with Mr. Clark which includes a change in control agreement between Mr. Clark and Winnebago. Under the employment agreement, Mr. Clark serves as President of Grand Design and is an officer of Winnebago. The employment agreement lasts until August 2019. We also entered into consulting agreements with Mr. Ronald Fenech and Mr. William Fenech. Under the consulting agreements, Ronald Fenech and William Fenech have each agreed to provide certain consulting services to Grand Design and Winnebago for one year from closing of our acquisition of Grand Design.

Non-Competition, Non-Solicitation and Confidentiality Agreements

Also in connection with the Grand Design acquisition, the RDB Selling Shareholders have entered into a five-year non-competition, non-solicitation and confidentiality agreement with us, and the Summit Selling Shareholders have entered into a three-year non-solicitation and confidentiality agreement with us.

Securities Purchase Agreement

Under the terms of the Securities Purchase Agreement by and among us, Grand Design and the Selling Shareholders, for a period of six years following the closing of our acquisition of Grand Design on November 8, 2016, we are required to maintain in force the indemnity obligations in favor of the Selling Shareholders and their affiliates including advancement of expenses as set forth in the governing documents of Grand Design and its affiliates.

Beneficial Ownership

The table below lists the Selling Shareholders and other information regarding beneficial ownership by each Selling Shareholder as of January 18, 2017 as determined under Section 13(d) of the Securities Exchange Act of 1934. The percentage of beneficial ownership prior to this offering is based on 31,585,137 shares of common stock outstanding as of January 18, 2017. The number of shares and percentage of beneficial ownership after this offering set forth below assumes the sale of all shares of common stock offered by the Selling Shareholders. However, the Selling Shareholders may choose to not sell any of their shares of common stock.

Beneficial ownership is determined in accordance with the rules of the SEC. Information concerning the Selling Shareholders may change from time to time, and may be updated in a prospectus supplement if and when necessary.

	Number of Shares of Common Stock Owned Prior to Offering			Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus			Shares of Common Stock Owned After Offering
Name of Selling Shareholder	Number		Percent	Number		Percent	Number	Percent
Summit Partners Growth Equity Fund VIII-A, L.P.(1)	1,674,135		5.3%	1,674,135		5.3%	—	—%
Summit Partners Growth Equity Fund VIII-B, L.P.(1)	484,386		1.5%	484,386		1.5%	—	—%
Summit Partners Entrepreneur Advisors Fund I, L.P.(1)	2,293		—%	2,293		—%	—	—%
Summit Investors I, LLC(1)	5,128		—%	5,128		—%	—	—%
Summit Investors I (UK), L.P. (1)	123		—%	123		—%	—	—%
SP GE VIII-B GDRV Holdings, L.P. (1)	127,212		0.4%	127,212		0.4%	—	—%
Ronald Fenech (2)	764,426	(3)	2.4%	764,426	(3)	2.4%	—	—%
Donald Clark(2)	764,426	(3)	2.4%	764,426	(3)	2.4%	—	—%
William Fenech(2)	764,426	(3)	2.4%	764,426	(3)	2.4%	—	—%

(1) Summit Partners GE VIII, LLC is the general partner of Summit Partners GE VIII, L.P., which is the general partner of each of Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P. and SP GE VIII-B GD RV Holdings, L.P. Summit Master Company, LLC is the sole member of Summit Partners Entrepreneur Advisors GP, LLC, which is the general partner of Summit Partners Entrepreneur Advisors Fund I, L.P. Summit Master Company, LLC is also the managing member of Summit Investors Management, LLC, which is the manager of Summit Investors I, LLC, and the general partner of Summit Investors I (UK), L.P. Summit Partners GE VIII, LLC, Summit Partners GE VIII, L.P. and Summit Master Company, LLC, as the managing member of Summit Investors Management, LLC and the sole member of Summit Partners Entrepreneur Advisors GP, LLC, have delegated investment decisions, including voting and dispositive power, to Summit Partners, L.P. and its Investment Committee responsible for voting and investment decisions with respect to the Company. Summit Partners, L.P., through a three-person Investment Committee responsible for voting and investment decisions with respect to the Company, has voting and dispositive authority over the shares beneficially owned by each of the Reporting Persons. Martin J. Mannion, Peter Y. Chung and Christopher J. Dean are the current members of the three-person Investment Committee responsible for voting and investment decisions with respect to the Company. None of these individuals have voting or dispositive authority individually and, therefore, do not share beneficial ownership over the common stock. The Summit Selling Shareholders’ address is 222 Berkely Street, 18th Floor, Boston, Massachusetts, 02116.

(2) Ronald Fenech’s address is 16952 Cortile Drive, Naples, Florida, 34110. Donald Clark’s address is 13429 Wooded Knoll Trail, Middlebury, IN, 46540. William Fenech’s address is 22245 Sunset Lane, Elkhart, IN 46516.

(3) Shares subject to a Lock-up Letter Agreement and cannot be sold until November 8, 2017.

DESCRIPTION OF CAPITAL STOCK

This section describes the general terms of our capital stock.  If the information in any prospectus supplement differs from this prospectus, you should rely on the information in the prospectus supplement. The description of our capital stock in this prospectus and any description in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to Iowa law, the actual terms and provisions contained in our articles of incorporation and by-laws, each as amended from time to time, and other documents incorporated in this prospectus by reference. A copy of our articles of incorporation and by-laws, as amended, has been incorporated by reference from our filings with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Authorized Shares

Under our articles of incorporation, we are authorized to issue 60,000,000 shares of common stock, par value $.50 per share. As of January 18, 2017 51,776,380 shares of our common stock were issued. We are also authorized to issue 10,000,000 shares of preferred stock, par value $.01 per share. In 2000, we created a series of preferred stock designated as “Series A Preferred Stock” in connection with a shareholder rights plan. The number of shares constituting such series is 300,000. The shareholder rights plan expired in 2010, and no shares of such Series A Preferred Stock and no shares of any other preferred stock are currently outstanding. Without shareholder approval, we may issue preferred stock in the future in such series as may be designated by our board of directors. In creating any such series, our board of directors has the authority to fix the rights and preferences of each series with respect to, among other things, the dividend rate, redemption provisions, liquidation preferences, sinking fund provisions, conversion rights and voting rights. The terms of any series of preferred stock that we may issue in the future may provide the holders of such preferred stock with rights that are senior to the rights of the holders of our common stock.

Voting Rights

Each outstanding share of our common stock is entitled to one vote per share held of record on all matters submitted to vote of shareholders and, except as otherwise required by law or in any certificate of designation creating a series of preferred stock, will vote together as a single class with the holders of any outstanding preferred stock and any other capital stock having general voting rights on all matters submitted to a vote of shareholders of the Company. At a meeting of shareholders at which a quorum is present, all questions other than the election of directors shall be decided by determining if the votes cast by shareholders favoring the action exceed the votes casts by shareholders opposing the action, unless the matter is one upon which a different vote is required by express provision of Iowa law, the New York Stock Exchange, the Internal Revenue Code, or our articles of incorporation or by-laws. Directors will be elected by a plurality of the votes of the shares present at a meeting at which a quorum is present. Holders of shares of common stock do not have cumulative voting rights with respect to the election of directors or any other matter.

Dividend Rights

Holders of our common stock are entitled to receive dividends or other distributions when, as and if declared by our board of directors.  The right of our board of directors to declare dividends, however, is subject to the possible prior rights of holders of preferred stock that may be issued in the future, and the availability of sufficient funds under Iowa law to pay dividends. Whenever any dividends or other distributions payable on any outstanding preferred stock are in arrears, no dividends or other distributions may be declared or paid on the common stock.

Under our term loan and asset-based credit facility with JPMorgan Chase, as agent, we can declare and pay cash dividends, distributions or payments with respect to our common stock only if we are in compliance with affirmative and negative covenants under these loan agreements.

Preemptive Rights

The holders of our common stock do not have preemptive rights to purchase or subscribe for any of our capital stock or other securities.

Redemption

The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, subject to the rights of the holders of preferred stock that may be issued in the future, the holders of shares of our common stock are entitled to receive any of our remaining assets available for distribution to our shareholders ratably in proportion to the number of shares of common stock held by them.

Options, Restricted Shares and Deferred Stock Units

As of January 18, 2017, we had outstanding (i) stock options to purchase 3,333 shares of our common stock, all of which were issuable upon exercise of vested stock options as of that date, (ii) 269,770 unvested restricted stock awards and (iii) 55,173 stock units held by certain of our directors, which are to be settled 100% in our common stock.

Listing

Our common stock is listed on the New York Stock Exchange and the Chicago Stock Exchange under the symbol “WGO.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A., Attention:  Wells Fargo Shareowner Services, 161 North Concord Exchange, South St. Paul, Minnesota 55075-1139.

Anti-takeover Measures
Certain provisions of our articles of incorporation and by-laws, as amended, and Iowa law, as well as other actions that the Company has taken, could make our acquisition by a third party, a change in our incumbent management or a similar change in control more difficult, including:

•	an acquisition of us by means of a tender or exchange offer;

•	an acquisition of us by means of a proxy contest or otherwise; or

•	the removal of a majority or all of our incumbent officers and directors.

These provisions, which are summarized below, are likely to discourage certain types of coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.  We believe that these provisions help to protect our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that this benefit outweighs the potential disadvantages of discouraging such a proposal because our ability to negotiate with the proponent could result in an improvement of the terms of the proposal.  The existence of these provisions which are described below could limit the price that investors might otherwise pay in the future for our common stock. The description below is intended as a summary only and is qualified in its entirety by reference to Iowa law, our articles of incorporation and by-laws, as amended from time to time.

Articles of Incorporation, By-laws and Iowa Law

Authorized But Unissued Capital Stock

We have shares of common stock, including treasury shares, and preferred stock available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the New York Stock Exchange. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock.  The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in the Company by means of a merger, tender offer, proxy contest or otherwise.  In addition, if we issue preferred stock, the issuance could adversely affect the likelihood that common shareholders will receive dividend payments and payments upon liquidation.

Blank Check Preferred Stock

Our board of directors, without shareholder approval, has the authority under our articles of incorporation, as amended, to issue preferred stock with rights superior to the rights of the holders of common stock.  As a result, preferred stock could be issued quickly and easily, could impair the rights of holders of common stock and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult.

Number of Directors; Removal; Filling Vacancies

Our articles of incorporation, as amended, provide that the number of directors shall be not more than 15 and not less than three, the precise number to be determined by resolution of the Board of Directors from time to time. Iowa law provides that a director cannot be removed by written consent of shareholders unless written consents are obtained from the holders of all the outstanding shares entitled to vote on the removal of the director. Iowa law further provides that vacancies on our board of directors may be filled by the remaining directors, even if there is less than a quorum of director votes to fill such vacancy. These provisions may make it more difficult for shareholders to remove a director or fill a director vacancy.

Shareholder Action

Iowa law provides that shareholders may act outside of a meeting by written consent only if one or more written consents describing the action taken are signed by the holders of outstanding shares having not less than ninety percent 90% of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted. Our shareholders can only call a special shareholders meeting if the holders of not less than 50% of all votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver one or more written demands that describe the purpose or purposes for which the special meeting is to be held.  These provisions may prevent shareholders from taking action outside of an annual meeting because of the ownership threshold required to call a shareholder meeting or act by written consent.

Requirements for Advance Notification of Shareholder Nominations and Proposals

Our by-laws, as amended, provide that a shareholder seeking to bring business before an annual meeting of shareholders, or to nominate candidates for election as directors at an annual meeting of shareholders, must provide timely notice of this intention in writing. To be timely, a shareholder must generally deliver the notice in writing to our Corporate Secretary at our principal executive offices not less than 90 and nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, subject to certain exceptions.  Our by-laws also specify requirements as to the form and content of the shareholder’s notice.  These provisions could delay shareholder actions that are favored by the holders of a majority of our outstanding shares until the next shareholders’ meeting.

Classified Board of Directors

Our board of directors is divided into three classes, as nearly equal in number as is reasonably possible, serving staggered terms.  One class of directors is elected at each annual meeting to serve a term of three years.  Amendments to the staggered board provisions require that the affirmative vote of the holders of 75% of all issued and outstanding shares of the Company entitled to vote thereon and voting together as a single class. The effect of a classified board of directors may be to make it more difficult to acquire control of the Company.

Iowa Business Combination Statute

We are subject to the provisions of Section 490.1110 of the Iowa Business Corporation Act (the “Business Combination Statute”).  Under the Business Combination Statute, certain “business combinations” between an Iowa corporation whose stock is publicly traded or held by more than 2,000 shareholders and an “interested shareholder” are prohibited for a three-year period following the date that such a shareholder became an interested shareholder, unless:  (i) prior to the time the shareholder became an interested shareholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder; (ii) at or subsequent to the time the shareholder became an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders (such approval shall not be by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested shareholder; or (iii) upon consummation of the transaction that made it an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the commencement of the transaction (excluding voting stock owned by directors who are also officers or held in employee stock plans in which the employee participants do not have a confidential right to tender or vote stock held by the plan).  In addition, the three-year prohibition also does not apply to certain business combinations proposed by an interested shareholder following the announcement or notification, but prior to the consummation or abandonment, of certain extraordinary transactions involving the corporation and a person who had not been an interested shareholder during the previous three years, subject to certain exceptions. The term “business combination” is defined generally to include mergers or consolidations between an Iowa corporation and an “interested shareholder,” transactions with an “interested shareholder” involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested shareholder’s percentage ownership of stock.  The term “interested shareholder” is defined generally as a shareholder who, together with affiliates and associates, owns (or, within three years prior, did own) 10% or more of an Iowa corporation’s voting stock.

Potential Payments Upon a Change of Control

Certain of our executive officers have entered into change of control agreements with the Company. In the event of a “change of control” of the Company, as that term is defined in the agreements, each such executive (provided such change of control occurs when the executive is in the employ of the Company) would generally receive, in the event he or she ceases to be employed by the Company within three years following a change of control of the Company (for a reason other than death, disability, willful misconduct, normal retirement or, under certain circumstances, a voluntary termination of employment by the executive), a lump-sum equal to three times the average of the aggregate annual compensation paid to the executive during the Company’s three fiscal years preceding the change of control. In addition, under the change of control agreements, if it is determined that any payment or distribution made by the Company to the executive would be subject to federal excise tax, the Company would pay to the executive officer an additional payment, or “gross-up benefit,” so that he or she would not be subject to a net reduction in compensation due to the imposition of the excise tax.

These agreements were designed to reinforce and encourage our executives to maintain objectivity and a high level of attention to their duties without distraction from the possibility of a change of control of the Company. However, the existence of these provisions could limit the price that a potential acquirer might otherwise pay in the future for our common stock.

PLAN OF DISTRIBUTION

The Selling Shareholders may sell all or a portion of the shares of common stock covered by this prospectus through underwriters, dealers or agents; directly to other purchasers; or through a combination of these methods. The distribution of the shares of common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

We are registering for resale the shares of common stock issued to the Selling Shareholders and certain transferees. We will not receive any of the proceeds from the sale by the Selling Shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through underwriters, broker-dealers or agents, the Selling Shareholders will be responsible for any compensation to underwriters, broker-dealers or agents.
The Selling Shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus. A Selling Shareholder, which is an entity, may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A Selling Shareholder, which is an individual, may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.
The Selling Shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The Selling Shareholders may sell their shares of common stock in one or more or any combination of to the following transactions:

•
all of a portion of the shares of common stock beneficially owned by the Selling Shareholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the OTC Bulletin Board Market, any national securities exchange or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

•	some or all of the shares of common stock may be sold through one or more underwriters in underwritten transactions;

•
some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The Selling Shareholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The Selling Shareholders may also sell shares of common stock short and deliver shares of common stock to close out short positions or loan or pledge shares of common stock to broker-dealers or agents that in turn may sell such shares; and

•	in any other manner not prohibited by law.

Each sale may be made at market price or related to the market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale. The offering price of the shares from time to time will be determined by the Selling Shareholders and, at the time of the determination, may be higher or lower than the market price of our common stock on the New York Stock Exchange or any other exchange or market.

In connection with sales through one or more underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and may receive commissions from the purchasers of the shares of common stock for whom they act as underwriters, broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transaction involved). The Selling Shareholders, any underwriter, broker-dealer or agent participating in any such sale may be deemed to be an underwriter within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any share of common stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the Selling Shareholders have made any arrangements with any underwriter, broker-dealer or agent for the sale of their shares of common stock;

Any profits realized by the Selling Shareholders and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 or another exemption from registration, may be sold under Rule 144 of such other exemption, if available, rather than pursuant to this prospectus. A Selling Shareholder may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee or giftee will be the selling shareholder under this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the shelf registration statement of which this prospectus is a part, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker-deals or agents, any discounts, commissions or concessions allowed or reallowed or paid to underwriters, broker-dealers, or agents.
Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any Selling Shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.
We will bear all expenses of the registration of the shares of common stock including, without limitation, SEC filing fees and expenses of compliance with the state securities of “blue sky” laws. The Selling Shareholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act, in accordance with the Registration Rights Agreement or the Selling Shareholders will be entitled to contribution. We will be indemnified by the Selling Shareholders for liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Shareholders for use in this prospectus, in accordance with the Registration Rights Agreement or will be entitled to contribution. Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

By Underwriters

If underwriters are used in the sale, the shares of common stock will be acquired by the underwriters for their own account. Underwriters may offer the common stock directly or through underwriting syndicates represented by one or more managing underwriters. The underwriters may resell the common stock in one or more transactions, including negotiated transactions, at a fixed public offering price, which may be changed, or at varying prices determined at the time of sale.

By Dealers
If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, the Selling Shareholders may sell the shares of common stock to the dealers as principals. The dealers may then resell the common stock to the public at varying prices to be determined by the dealers at the time of resale.

By Agents and Direct Sales
The Selling Shareholders may sell the shares of common stock directly to the public, without the use of underwriters, dealers or agents. The Selling Shareholders may also sell the common stock through agents they designate from time to time.

General Information
Underwriters, dealers and agents that participate in the distribution of shares of common stock may be deemed to be underwriters, and any discounts or commissions received by them from the Selling Shareholders and any profit on the resale of shares of common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any person who may be deemed to be an underwriter will be identified, and any compensation received from the Selling Shareholders will be described in a prospectus supplement. Our outstanding common stock is listed for trading on the New York Stock Exchange and the Chicago Stock Exchange.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon by Lindquist & Vennum LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K filed on January 20, 2017 for the year ended August 27, 2016 and the effectiveness of Winnebago Industries, Inc. and subsidiaries' internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Grand Design as of December 31, 2015, 2014 and 2013 and for the years then ended incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K (as amended) have been audited by Crowe Horwath LLP, an independent auditor, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. The complete text of such contracts and documents are exhibits to the registration statement, or exhibits to the filings incorporated by reference. Please see “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in or incorporated by reference in this prospectus. We incorporate by reference the following documents, other than any portion of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules:

•	Our Annual Report on Form 10-K for the year ended August 27, 2016 filed on October 18, 2016 as amended on January 20, 2017 pursuant to Form 8-K filed on January 20, 2017;

•	Our Quarterly Report on Form 10-Q for the three months ended November 26, 2016 filed on December 29, 2016;

•
Our Current Reports on Form 8-K, filed with the SEC (to the extent such Current Report, or portion thereof, is deemed filed for the purpose of the Exchange Act) on October 28, 2016, November 14, 2016, Amendment No. 1 to Form 8-K filed on November 14, 2016, on December 14, 2016, on December 15, 2016, on December 16, on January 5, 2017, Amendment No. 2 to Form 8-K filed on January 20, 2017;

•
The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended August 27, 2016 from our definitive proxy statement on Schedule 14A filed with the SEC on October 19, 2016; and

•	The description of our common stock contained in our Form 8-A under the Exchange Act and any amendment or report updating such description.

We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of documents not deemed filed in accordance with the Exchange Act and applicable SEC rules) on or after the date of this prospectus until we sell all of the shares of common stock referred to herein.

You may request a copy of these filings, which we shall deliver to you, together with all exhibits thereto, at no cost, by writing or telephoning us as follows:
Winnebago Industries, Inc.
Attention: Investor Relations
P.O. Box 152
605 W. Crystal Lake Rd.
Forest City, IA
Phone: (641) 585-6966

Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus or any accompanying prospectus supplement, or in any other document that is subsequently filed with the SEC and incorporated by reference, modifies or is contrary to that previous statement.  Any statement so modified or superseded will not be deemed a part of this prospectus or any accompanying prospectus supplement, except as so modified or superseded.  Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or any accompanying prospectus supplement or in any documents previously incorporated by reference have been modified or superseded.

4,586,555 Shares
WINNEBAGO INDUSTRIES, INC.
Common Stock
_______________________________________________________________________________
PROSPECTUS
_______________________________________________________________________________
_________________, 2017

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the Securities:

Registration fee under the Securities Act of 1933	$17,170.09
Accounting services*	35,000.00
Legal fees of company counsel*	50,000.00
Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket expenses*	7,500.00
Total(1)	$109,670.09
_______________________
* Estimated. Actual amounts to be determined from time to time.
(1) Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therein.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 490.851 of the Iowa Business Corporation Act gives Iowa corporations the power to indemnify directors under certain circumstances. The Articles of Incorporation of the Company provide for indemnification by the Company to the fullest extent possible of current and former directors against all expenses, liabilities and loss (including attorney’s fees, judgments, fines or penalties and amounts paid or to be paid in settlement) actually incurred by such person relating to his or her conduct as a director of the Company, except that the aforesaid mandatory indemnification shall not apply (i) to a breach of a director’s duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (iii) for a transaction from which a director derived an improper personal benefit, or (iv) against judgments, penalties, fines and settlements arising from any proceeding by or in the right of the Company, or against expenses in any such case where such director shall be adjudged liable to the Company. The Articles of Incorporation further provide that the indemnification provided thereunder shall not be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

The Iowa Business Corporation Act provides that the Company may purchase and maintain insurance on behalf of an individual who is a director or officer of the Company against liability asserted against or incurred by that individual in that capacity or arising from the individual’s status as a director or officer, whether or not the Company would have power to indemnify that individual against the same liability under the Iowa Business Corporation Act. The Company maintains a directors’ and officers’ liability insurance policy to insure individual directors and officers against these obligations.

Under the terms of the Securities Purchase Agreement by and among us, Grand Design and the Selling Shareholders identified in the prospectus, for a period of six years following the closing our acquisition of Grand Design on November 8, 2016, we are required to maintain in force the indemnity provisions in favor of the Selling Shareholders and their affiliates, including advancement of expenses as set forth in the governing documents of Grand Design and its affiliates. This indemnification obligation includes Mr. Donald Clark, a Selling Shareholder and officer of Winnebago Industries, Inc.

ITEM 16. EXHIBITS.

Exhibit Number	Description of Exhibits
4.1	Articles of Incorporation, incorporated by reference in Exhibit 3a of the Company’s Quarterly Report on Form 10-Q for the quarter ended May 27, 2000 (Commission File Number 001-06403).
4.2	Amended By-Laws of the Registrant, incorporated by reference in Exhibit 3b of the Company’s Annual Report on Form 10-K for the fiscal year ended August 28, 2004 (Commission File Number 001-06403).
4.3
Securities Purchase Agreement dated October 2, 2016 by and among Grand Design RV, LLC, Octavius Corporation, Winnebago Industries, Inc., Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisers Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE III-B GD RV Holdings, L.P., Donald Clark, Ronald Fenech and William Fenech, incorporated by reference to Exhibit No. 2.1 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.4
Registration Rights Agreement dated October 2, 2016 by and among Winnebago Industries, Inc., Grand Design RV, LLC, Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisers Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE III-B GD RV Holdings, L.P., RDB II, Inc., and each of the shareholders of RDB III, Inc., incorporated by reference to Exhibit No. 10.3 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.5
Standstill Agreement dated October 2, 2016 by and among Winnebago Industries, Inc., Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisers Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE III-B GD RV Holdings, L.P. incorporated by reference to Exhibit No. 10.4 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.6
Standstill Agreement dated October 2, 2016 by and among Winnebago Industries, Inc., Donald Clark, Ronald Fenech and William Fenech, incorporated by reference to Exhibit No. 10.5 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.7
Lock-up Letter Agreement dated October 2, 2016 by and among Winnebago Industries, Inc., Donald Clark, Ronald Fenech and William Fenech, incorporated by reference to Exhibit No. 10.6 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.8
Employment Agreement dated October 2, 2016 by and between Grand Design RV, LLC and Donald Clark, incorporated by reference to Exhibit 10.9 to the to the Company’s Form 8-k filed on October 5, 2016 (Commission File No. 001-06403).

4.9
Consulting Agreement dated October 2, 2016 by and between Winnebago Industries, Inc. and Ronald Fenech, incorporated by reference to Exhibit 10.7 to the to the Company’s Form 10-Q filed on October 5, 2016 (Commission File No. 001-06403).

4.10
Consulting Agreement dated October 2, 2016 by and between Winnebago Industries, Inc. and Bill Fenech, incorporated by reference to Exhibit 10.8 to the to the Company’s Form 10-Q filed on October 5, 2016 (Commission File No. 001-06403).

4.11
Lease Agreement (Main Facility) dated November 8, 2016 by and between Three Oaks, LLC and Grand Design RV, LLC, incorporated by reference to Exhibit 99.4 to the Company’s Form 10-Q filed on December 29, 2016 (Commission File No. 001-06403).

4.12
Lease Agreement (Expansion Facility) dated November 8, 2016 by and between Three Oaks, LLC and Grand Design RV, LLC, incorporated by reference to Exhibit 99.5 to the Company’s Form 10-Q filed on December 29, 2016 (Commission File No. 001-06403).

5.1	Opinion of counsel as to legality of the shares of common stock.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Crowe Horwath LLP, independent auditor.
23.3	Legal counsel’s consent (included in Exhibit 5.1 hereto).
24	Power of attorney (included on the signature page of the Registration Statement).
_________________________

ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(iii)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(iv)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(v)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(vi)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Forest Iowa, State of Iowa on January 20, 2017.

WINNEBAGO INDUSTRIES, INC.
By	/s/ Michael J. Happe
Michael J. Happe
President, Chief Executive Officer, Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Each person whose signature appears below hereby constitutes and appoints Michael J. Happe, Scott C. Folkers and Sarah N. Nielsen as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Signature	Capacity
/s/ Michael J. Happe
Michael J. Happe	President, Chief Executive Officer, Director (Principal Executive Officer)
/s/ Sarah N. Nielsen
Sarah N. Nielsen	Vice President, Chief Financial Officer, Treasurer (Principal Financial Officer)
/s/ Christopher J. Braun
Christopher J. Braun	Director
/s/ Robert M. Chiusano
Robert M. Chiusano	Chairman of the Board, Director
/s/ William C. Fisher
William C. Fisher	Director
/s/ David W. Miles
David W. Miles	Director
/s/ Martha T. Rodamaker
Martha T. Rodamaker	Director
/s/ Mark T. Schroepfer
Mark T. Schroepfer	Director

Exhibit Index

Exhibit Number	Description of Exhibits
4.1	Articles of Incorporation, incorporated by reference in Exhibit 3a of the Company’s Quarterly Report on Form 10-Q for the quarter ended May 27, 2000 (Commission File Number 001-06403).
4.2	Amended By-Laws of the Registrant, incorporated by reference in Exhibit 3b of the Company’s Annual Report on Form 10-K for the fiscal year ended August 28, 2004 (Commission File Number 001-06403).
4.3
Securities Purchase Agreement dated October 2, 2016 by and among Grand Design RV, LLC, Octavius Corporation, Winnebago Industries, Inc., Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisers Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE III-B GD RV Holdings, L.P., Donald Clark, Ronald Fenech and William Fenech, incorporated by reference to Exhibit No. 2.1 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.4
Registration Rights Agreement dated October 2, 2016 by and among Winnebago Industries, Inc., Grand Design RV, LLC, Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisers Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE III-B GD RV Holdings, L.P., RDB II, Inc., and each of the shareholders of RDB III, Inc., incorporated by reference to Exhibit No. 10.3 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.5
Standstill Agreement dated October 2, 2016 by and among Winnebago Industries, Inc., Summit Partners Growth Equity Fund VIII-A, L.P., Summit Partners Growth Equity Fund VIII-B, L.P., Summit Partners Entrepreneur Advisers Fund I, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., SP GE III-B GD RV Holdings, L.P. incorporated by reference to Exhibit No. 10.4 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.6
Standstill Agreement dated October 2, 2016 by and among Winnebago Industries, Inc., Donald Clark, Ronald Fenech and William Fenech, incorporated by reference to Exhibit No. 10.5 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.7
Lock-up Letter Agreement dated October 2, 2016 by and among Winnebago Industries, Inc., Donald Clark, Ronald Fenech and William Fenech, incorporated by reference to Exhibit No. 10.6 to the Company’s Form 8-K filed on October 5, 2016 (Commission File Number 001-06403).

4.8
Employment Agreement dated October 2, 2016 by and between Grand Design RV, LLC and Donald Clark, incorporated by reference to Exhibit 10.9 to the to the Company’s Form 8-k filed on October 5, 2016 (Commission File No. 001-06403).

4.9
Consulting Agreement dated October 2, 2016 by and between Winnebago Industries, Inc. and Ronald Fenech, incorporated by reference to Exhibit 10.7 to the to the Company’s Form 10-Q filed on October 5, 2016 (Commission File No. 001-06403).

4.10
Consulting Agreement dated October 2, 2016 by and between Winnebago Industries, Inc. and Bill Fenech, incorporated by reference to Exhibit 10.8 to the to the Company’s Form 10-Q filed on October 5, 2016 (Commission File No. 001-06403).

4.11
Lease Agreement (Main Facility) dated November 8, 2016 by and between Three Oaks, LLC and Grand Design RV, LLC, incorporated by reference to Exhibit 99.4 to the Company’s Form 10-Q filed on December 29, 2016 (Commission File No. 001-06403).

4.12
Lease Agreement (Expansion Facility) dated November 8, 2016 by and between Three Oaks, LLC and Grand Design RV, LLC, incorporated by reference to Exhibit 99.5 to the Company’s Form 10-Q filed on December 29, 2016 (Commission File No. 001-06403).

5.1	Opinion of counsel as to legality of the shares of common stock.
23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.
23.2	Consent of Crowe Horwath LLP, independent auditor.
23.3	Legal counsel’s consent (included in Exhibit 5.1 hereto).
24	Power of attorney (included on the signature page of the Registration Statement).
_________________________